UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Achillion Pharmaceuticals, Inc..

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders with a proxy statement related to a proposed transaction in which a wholly owned subsidiary of Alexion Pharmaceuticals, Inc. (“Alexion”) will be merged with and into Achillion Pharmaceuticals, Inc. (“Achillion”), with Achillion being the surviving corporation, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated October 15, 2019, among Achillion, Alexion and Beagle Merger Sub, Inc., a wholly-owned subsidiary of Alexion.

This Schedule 14A filing consists of the following document relating to the proposed transaction:

•	Exhibit 99.1: Presentation to employees

Note to Investors and Security Holders

This document does not constitute a solicitation of any vote or approval. In connection with the proposed acquisition of Achillion by Alexion, Achillion intends to file with the SEC a definitive proxy statement, as well as other relevant documents concerning the proposed transaction. A preliminary proxy statement was filed with the SEC on November 5, 2019. INVESTORS AND SECURITY HOLDERS OF ACHILLION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Alexion will be available free of charge on Alexion’s internet website at http://www.alexion.com under the tab, “Investors” and under the heading “SEC Filings” or by contacting Alexion’s Investor Relations Department at investorrelations@alexion.com. Copies of the documents filed with the SEC by Achillion will be available free of charge on Achillion’s internet website at http://www.achillion.com under the tab “Investors and News” and under the heading “SEC Filings” or by contacting Achillion’s Investor Relations Department through http://ir.achillion.com/contact-us.

Certain Information Regarding Participants

Alexion, Achillion and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Alexion is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 6, 2019, and its proxy statement for its May 14, 2019 annual meeting of stockholders, which was filed with the SEC on March 26, 2019. Information about the directors and executive officers of Achillion is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 7, 2019, and its proxy statement for its May 30, 2019 annual meeting of stockholders, which was filed with the SEC on April 15, 2019. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials filed with the SEC regarding the proposed transaction when they become available.

Forward Looking Statements

The information contained in this Schedule 14A is as of November 20, 2019. Achillion assumes no obligation to update forward-looking statements contained in this Schedule 14A as the result of new information or future events or developments.

This Schedule 14A contains forward-looking information related to Alexion, Achillion and the proposed acquisition of Achillion by Alexion that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition, the anticipated contractual contingent value right payment, earnings dilution and accretion, and growth, Alexion’s and Achillion’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Alexion and Achillion, Achillion’s product pipeline and portfolio assets, the ability to achieve certain milestones that trigger the contractual contingent value right payment, and the anticipated timing of closing of the proposed acquisition. Risks and uncertainties include, among other things, risks related to the fact that the proposed acquisition may not be completed due to Achillion’s or Alexion’s failure to satisfy or waive the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to whether Achillion’s stockholders will approve the proposed acquisition and the possibility that the acquisition does not close; the possibility that competing offers may be made; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of the announcement or the consummation of the proposed acquisition on the market price of Alexion’s common stock, Alexion’s credit ratings and/or Alexion’s operating results; significant transaction costs or unexpected expenses; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies, including government-mandated price decreases of Alexion’s products; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the potential benefits of factor D inhibition as a treatment for complement-mediated diseases, including (ACH-4471) danicopan for paroxysmal nocturnal hemoglobinuria and C3 glomerulopathy (C3G); the potential benefits of, and indications for, Achillion’s compounds that inhibit factor D, including danicopan and ACH-5228; the status of enrollment in Achillion’s ongoing clinical trials; Achillion’s expectations regarding the advancement of, and timeline for reporting results from, clinical trials of its product candidates (including danicopan and ACH-5228) as well as its ability to advance additional compounds; the possibility that results of clinical trials are not predictive of safety and efficacy results of products in broader patient populations; the possibility that clinical trials of product candidates could be delayed or terminated prior to completion for a number of reasons; the possibility that interim results from a clinical trial are not predictive of the final results of that trial and the possibility that results of early clinical trials or preclinical studies will not be indicative of the results of later clinical trials; Achillion’s expectations regarding the timing of regulatory interactions and filings; the uncertainty that the milestones for the contractual contingent value right payment may not be achieved in the prescribed timeframe or at all; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from Alexion’s and Achillion’s clinical studies; the possibility that Achillion fails to satisfactorily address matters raised by the regulatory agencies; whether and when drug applications may be filed in any jurisdictions for any potential indication for any of Alexion’s or Achillion’s pipeline assets; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any such products; and competitive developments.

A further description of risks and uncertainties relating to Achillion can be found in Achillion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at http://www.sec.gov and http://www.achillion.com.

These forward-looking statements are based on numerous assumptions and assessments made by Alexion and Achillion in light of their respective experiences and perceptions of historical trends, current conditions, business strategies, operating environment, future developments and other factors they believe are appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause Alexion’s plans with respect to Achillion, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in the forward-looking statements in this Schedule 14A are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this document.

©2019 Achillion Pharmaceuticals. All rights reserved. Alexion / Achillion Acquisition NASDAQ:ACHN Overview of Equity Impact

Discussion Topics Strategic Transaction Context What will happen to my stock options from now until completion of the transaction (“Closing”)? Provide an understanding of how your options are impacted upon Closing What’s vested and unvested? Options vesting at Closing Options at CVR milestones What’s the impact on ESPP? How will this be treated? When can I make a transaction from now until Closing? Open period timing 10b5-1 plan How do I get access to my history of stock options?

Transaction Overview Value Transaction valued up to $1.2 billion Consideration $6.30 per share in cash and a non-tradeable Contingent Value Right (CVR) CVR entitles shareholders to receive $1.00 per share for FDA approval of danicopan within 54 months of Closing of the transaction and $1.00 per share for pharmaceutical products that contain ACH-5228 on the earlier of (i) the first dosing in Phase 3, (ii) when an adaptive trial is converted to a Phase 3 and (iii) the first submission of an NDA, each within 4 years of Closing of the transaction Represents total consideration of up to $8.30 per share Path to Closing Expected to close prior to 2H 2020 Subject to approval by Achillion shareholders, the satisfaction of customary closing conditions and approval from relevant regulatory agencies Governance Leadership team to continue to lead Achillion through Closing Ludwig Hanston, CEO Alexion to lead combined company Achillion Board of Directors to remain in place until Closing Alexion: A pioneer in complement drug development - Founded in 1992 - Headquartered in Boston, MA location in New Haven, CT - 3,000 employees in 50 countries around the world Reminder: It is Business as Usual Until Closing

What is a CVR? A Contingent Value Right, or CVR, allows shareholders to receive additional payment if a certain event occurs Upon Closing, Achillion shareholders will receive: $6.30 per share in cash and a non-tradeable Contingent Value Right (CVR), which may be paid to Achillion shareholders if certain clinical and regulatory milestones are achieved within specific periods CVR milestones include $1.00 per share for the U.S. FDA approval of danicopan, if such approval is received within 54 months after Closing of the transaction, and $1.00 per share for pharmaceutical products containing ACH-5228 on the earlier of (i) the first dosing in Phase 3, (ii) when an adaptive trial is converted to a Phase 3 and (iii) the first submission of an NDA, if any of these events occurs within 4 years after Closing of the transaction Represents total consideration of up to $8.30 per share If either of these milestones is achieved, you will be entitled to receive an additional $1.00 per share in cash in each case (up to $2.00 per share)

What will happen to my stock options from now until Closing? Important information that you need to understand: What will happen to my stock options from now until Closing? No impact. They will continue to vest according to our normal vesting schedule: 25% vesting after one year of grant date; 6.25% every quarter thereafter How many stock options do I have? Shareworks portal will have a full listing of your stock option equity awards. Information is provided in this presentation for reviewing your current equity grants How many of my options are currently vested? How many are unvested? Shareworks has a listing of your equity vesting and unvested options history How many stocks options will I have “in the money” at Closing? Stock Options with a grant price below $6.30 are considered “in the money” at Closing Will my unvested stock options be accelerated at Closing? If you have executed and not revoked a General Release Agreement or, for certain senior employees, a new Non-Competition Agreement, then your unvested stock options will vest at Closing. You will be notified whether the General Release Agreement or the Non-Competition Agreement applies to you What value will my stock options be worth at Closing and through CVRs? We will walk you through a calculation model, assuming you have executed and not revoked either a General Release Agreement or a Non-Competition Agreement

What is a Stock Option? What is Stock Option? A stock option is the right to purchase shares of Achillion stock at a specified purchase price (the “Grant Price”). Achillion stock options vest over time, subject to continued employment – 25% vests at the one-year anniversary of the date of grant of the stock option and 6.25% on every quarter anniversary of the date of grant. Once vested, a participant is permitted to exercise his/her options (i.e., purchase Achillion shares at the Grant Price) and receive shares of Achillion stock. Stock options are either Incentive Stock Options (ISOs) or Nonqualified Stock Options (NQSOs). One of the differences between an ISO and a NQSOs is the treatment of payroll withholding taxes at the time of exercise. When an Incentive Stock Option (ISO) is exercised & sold at the same time, any resulting taxable income is reported in your W-2 for the year but NO payroll taxes are withheld.* When a Nonqualified Stock Option (NQSO) is exercised or, exercised & sold at the same time, any resulting taxable income is reported in your W-2 for the year and the applicable payroll taxes are withheld.* * The foregoing is a very brief discussion of tax consequences and it is not intended to be exhaustive and does not describe, among other things, state, local, foreign, gift and other tax consequences. The specific tax consequences to a stock option holder will depend upon the holder's individual circumstances. Therefore, it is suggested that a stock option holder consult his or her tax and/or financial advisor for tax advice before the exercise of a stock option and before disposing of any shares of stock acquired upon the exercise. At Achillion, we have granted both ISOs and NQSOs Colleagues who joined Achillion in 2015 or later only hold NQSOs Colleagues who joined Achillion before 2015 may hold both ISOs and NQSOs Other than the treatment of tax withholdings upon exercise noted above, ISOs and NQSOs will be treated the same for determining the value received upon Closing $6.30 Offer Price – Stock Option Grant Price = Value received per share (plus CVRs)

What is a Stock Option? (cont’d) “In the Money” Options: Stock options that have a Grant Price lower than $6.30 are considered “In the Money”. At Closing, the purchase price for Achillion Stock will be $6.30. If the Grant Price of your stock option was $2.25, that option would be “In the Money”; $6.30 Purchase Price minus $2.25 Grant Price = $4.05, less applicable tax withholdings “Out of the Money” Options: Stock options that have a Grant Price equal to or greater than $6.30 are considered “Out of the Money”. It would cost you more money to exercise your stock option than it would cost to purchase a share of stock at Closing. At Closing, the purchase price for Achillion Stock will be $6.30. If the Grant Price of your stock option was $7.25, that option would be considered “Out of the Money”; $6.30 Purchase Price minus $7.25 Grant Price = $0.00 NOTE: Treatment of “Out of the Money” options at Closing: For each stock option that is considered “Out of the Money”, with a Grant Price equal to or greater than $6.30, but less than $8.30, you will be granted a “phantom” CVR. This means that while you would not receive any payment at Closing, you are eligible to potentially receive a cash payment in the future as if you held a CVR. Eligibility to receive future payments for a “phantom” CVR is determined by the original option’s Grant Price and the achievement of one, or possibly both, of the identified CVR milestones. Each stock option with a Grant Price equal to or greater than $8.30 will be cancelled without payment at Closing and is not eligible to receive a “phantom” CVR.

Understanding Your Equity Holdings: How many options do I have? What is vested and unvested? Employee Shareworks: Log onto Sharework portal to view your equity history. www.Shareworks.com Shareworks -> Portfolio View provides the following information on your equity grants: Grant Price # of Options Granted (NQSO) and (ISO) # of Unvested Options (as of today) # of Vested Options (as of today) # of Options Outstanding (includes Unvested & Vested Options) Number of “Options Outstanding” represents the SUM of Vested and Unvested options LESS any vested options you may have previously exercised Important Note: From now until closing date, equity will continue to vest according to Achillion’s equity vesting schedule Upon Closing, all unvested grants will be fully vested if you have executed and not revoked either a General Release Agreement or a Non-Competition Agreement, as applicable.

Illustrative Example: Vesting as of 2/28/20, Assumes Closing on 3/1/2020 Vesting as of February 28, 2020 Grant Date Options Granted Type of Option Grant Price Unvested Options Vested Options Total Options Outstanding (# of Unexercised Options) 4-Dec-14 10,000 NQ $ 13.80 - 10,000 10,000 25-Jan-16 10,000 NQ $ 7.54 - 10,000 10,000 1-Feb-16 10,000 NQ $ 6.79 - 10,000 10,000 25-Jan-17 10,000 NQ $ 4.17 2,500 7,500 10,000 16-Feb-18 10,000 NQ $ 3.20 5,000 5,000 10,000 29-Jan-19 10,000 NQ $ 2.12 7,500 2,500 10,000 Total 15,000 45,000 60,000 Illustrative Example: John Smith Equity Portfolio All Unvested options will fully vest upon Closing, if you have executed and not revoked either a General Release Agreement or a Non-Competition Agreement, as applicable

Illustrative Equity Walkthrough - Assumes Closing Date: 3/1/20

At the Closing Date:

- ALL unvested options will vest if you have executed and not revoked either a General Release Agreement or a Non-Competition Agreement, as applicable
- The value you will receive for your Stock Options is calculated by: $6.30 minus Grant Price, less applicable tax withholdings
- The accurate date of Closing is uncertain; 3/1/20 is used for illustrative purposes only

			Option Vesting as of February 28, 2020		**Upon Closing 3/1/20**	**Total Outstanding Vested Equity on 3/1/20**	Value per share received on 3/1/20	Total Value Received
Grant Date	Options	Grant Price	**Outstanding** Vested	Unvested	**All Unvested Options Vest**	**No. of Shares**	($ 6.30 – Grant Price) = **Value per Share**	**Value per Share X No. of Shares**
4-Dec-14	10,000	$ 13.80	10,000	-	-	10,000	(Grant Price > $ 6.30) $ 0.00	$ 0.00
25-Jan-16	10,000	$ 7.54	10,000	-	-	10,000	(Grant Price > $ 6.30) $ 0.00	$ 0.00
1-Feb-16	10,000	$ 6.79	10,000	-	-	10,000	(Grant Price > $ 6.30) $ 0.00	$ 0.00
25-Jan-17	10,000	$ 4.17	7,500	2,500	+ 2,500 Will Vest at Closing	10,000	(Offer $ 6.30 – Grant Price $ 4.17) $ 2.13	$ 21,300
16-Feb-18	10,000	$ 3.20	5,000	5,000	+ 5,000 Will Vest at Closing	10,000	(Offer $ 6.30 – Grant Price $ 3.20) $ 3.10	$ 31,000
29-Jan-19	10,000	$ 2.12	2,500	7,500	+ 7,500 Will Vest at Closing	10,000	(Offer $ 6.30 – Grant Price $ 2.12) $ 4.18	$ 41,800
							Total Value *	$ 94,100

* Total Value does not reflect potential value of CVRs (or phantom CVRs) for achieving specific milestones

Illustrative Equity Walkthrough – Achievement of 1 CVR milestone



Upon achievement of key future milestones all shareholders will be entitled to receive a $1.00 CVR for each share held.
Reminder: CVRs are contingent future payments. They are **NOT** guaranteed.

- CVRs: If your stock options are **"In The Money"** at the time of Closing, you will receive $1 for each share upon achievement of each milestone.
- Phantom CVRs: If your stock options are "Out of the Money" at the time of Closing, but the applicable Grant Price is between $6.30 - $7.30, you will be entitled to receive the difference between $7.30 and the Grant Price.
  - See example below for a stock option with a $6.79 Grant Price.
- **IMPORTANT NOTE:** If you exercise a stock option and sell the shares **BEFORE** Closing – you will not be eligible to receive CVRs for those shares.

	Total Vested Equity on 3/1/20	Potential Future Value of **CVR #1** **FDA Approval of Danicopan**	Total Value Received **CVR #1**
Original Grant Price	**No. of Shares**	([$ 6.30 Offer + $ 1.00 CVR] – Grant Price) = Value of CVR (or phantom CVR) per Share	Value per Share X No. of Shares
$ 13.80	10,000	($ 6.30 Offer + $1.00 CVR > Grant Price) $ 0.00	$ 0.00
$ 7.54	10,000	($ 6.30 Offer + $1.00 CVR > Grant Price) $ 0.00	$ 0.00
$ 6.79	10,000	($ 6.30 Offer + $1.00 CVR – Grant Price $ 6.79) $7.30 – $ 6.79 = $ 0.51	$ 5,100
$ 4.17	10,000	$ 1.00	$ 10,000
$ 3.20	10,000	$ 1.00	$ 10,000
$ 2.12	10,000	$ 1.00	$ 10,000
		Value of Achievement of First CVR Milestone* ***Does not reflect applicable tax withholding.**	$ 35,100

Illustrative Equity Walkthrough – Achievement of both CVR milestones

If the second CVR milestone is reached, all holders of In the Money options and holders of Out of the Money options with a Grant Price of less than $8.30 will be entitled to another $1 CVR per share of stock.
Reminder: CVRs are contingent future payments. They are **NOT** guaranteed.

The Calculation for determining the value of the second CVR is similar to Achievement of CVR #1

- CVRs: If your stock options are **"In the Money"** at the time of Closing, you will receive $1 for each share upon achievement of the second CVR milestone.
- Phantom CVRs: If your stock options are "Out of the Money" at the time of Closing, but the applicable Grant Price is between $6.30 - $8.30, you will be entitled to receive the difference between $8.30 and the Grant Price (less any payment you may have previously received upon achievement of CVR #1).
    - See example below for a stock option with a $6.79 Grant Price.
- **IMPORTANT NOTE:** If you exercise a stock option and sell the shares **BEFORE** Closing – you will not be eligible to receive CVRs for those shares.

Original Grant Price	**Total Vested Equity on 3/1/20** **No. of Shares**	Potential Future Value of **CVR #2** **Initiation of Phase 3 Trials for 5228** ([$ 6.30 Offer + $ 1.00 CVR + $ 1.00 CVR] – Grant Price) = Value of CVR (or phantom CVR) per Share	Total Value Received **CVR #2** Value per Share X No. of Shares
$ 13.80	10,000	$ 0.00 ($ 6.30 Offer + $1.00 CVR + $1.00 CVR < Grant Price)	$ 0.00
$ 7.54	10,000	($ 6.30 Offer + $1.00 CVR + $1.00 CVR – Grant Price $ 7.54) $8.30 – $ 7.54 = $ 0.76	$ 7,600
$ 6.79	10,000	$ 1.00	$ 10,000
$ 4.17	10,000	$ 1.00	$ 10,000
$ 3.20	10,000	$ 1.00	$ 10,000
$ 2.12	10,000	$ 1.00	$ 10,000
		Value of Achievement of Second CVR Milestone* ***Does not reflect applicable tax withholding.**	$ 47,600

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I have participated in Achillion’s Employee Stock Purchase Plan (ESPP) - Where can I review my shares? What happens next? Historical ESPP purchases You are able to view your ESPP purchase history through the Shareworks Equity Portal, www.Shareworks.com Notes regarding past participation: In the past when you may have purchased shares through participation in the ESPP those shares were delivered to your individual brokerage account and we no longer track these shares. Exception: shares purchased earlier this year through the ESPP (plan period ending on May 31st) are held in your Shareworks account and may be viewed through the Shareworks equity portal. What happens next The current ESPP period will end on November 30th. Purchased shares will also be deposited into your Shareworks account. Any remaining balances from the current ESPP plan period will be refunded to participants through payroll following the close of the current plan period. We will not be offering future ESPP periods.

How will stock purchased through Achillion's ESPP be treated at Closing? What about CVRs?

In respect of any shares of Achillion stock you own at Closing including stock purchased through Achillion's ESPP, you will receive:

- $ 6.30 for each share of stock, and
- 1 Contingent Value Right (CVR) for each share of stock
  - Each CVR may result in you receiving up to an additional $2.00.
    - **Reminder:** CVRs are contingent future payments. They are **NOT** guaranteed.

IMPORTANT NOTE: If you sell any shares of Achillion **BEFORE** Closing – you will not receive CVRs for those shares and will not be eligible to receive any CVR-related payments in respect of those shares.

Total No. of Shares	Total Value Received at Closing $6.30 X No. of Shares	Potential Future Value of **CVR #1** $ 1.00 CVR per Share	Total Potential Value Received **CVR #1 FDA approval of Danicopan** $1.00 X No. of Shares	Potential Future Value of **CVR #2** $ 1.00 CVR per Share	Total Potential Value Received **CVR #2 5228 Milestone Achievement** $1.00 X No. of Shares	**Potential Value Received**
10,000	$ 63,000					$ 63,000
		$ 1.00	$ 10,000			$ 10,000
				$ 1.00	$ 10,000	$ 10,000
				Total Potential Value received* *Does not reflect applicable tax withholding.		$ 83,000

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When can I make transactions from now until Closing? Achillion is currently in a blackout period. Any equity transactions are prohibited with two exceptions: Transactions under a 10b5-1 plan with Morgan Stanley Cash exercise of a stock option on the expiration date NOTE: You may exercise stock options (and sell or hold the underlying shares) when Achillion is in an open period. If you sell the underlying shares before Closing, you will not be entitled to CVRs as it relates to those shares. NOTE: If you have an active 10b5-1 plan in place with Morgan Stanley, nothing will change with your plan. Morgan Stanley will continue to monitor your plan and initiate equity transactions based on the instructions specified in your plan. An announcement will be made when we enter an open trading or blackout period. Achillion is expected to enter an open trading period in Mid-November. Achillion’s next Regularly scheduled blackout period will begin on January 1, 2020. Participants with an active 10b5-1 plan will be restricted from online transactions and must reach out to Keri.

How do I access my Stock Options Account? Shareworks – Equity Portal You can access your stock option / equity information through the Shareworks Equity Portal www.Shareworks.com Provides visibility into your stock option grants; including individual grant amounts, option price, vesting, etc. Also provides on overview of your historical purchases in the ESPP and current share holdings from the Nov. 2018 – May 2109 plan period (if applicable) Any ESPP purchases which occurred before May 2019 are listed in Shareworks for informational purposes only. These entries reflect purchase details only (sales not reflected). Benefits to you: Ability to view your equity portfolio online Ability to view historic ESPP share purchases Allows for the initiation of online stock option transactions through the Shareworks portal RE: ESPP shares: online transactions are only available for shares received during the last plan period (Dec 2018 – May 2019). Prior purchase history is provided but the actual shares are not held with Shareworks.

Shareworks Equity Portal – Dashboard This is the Dashboard screen for the employee portal – Notification of any tasks that may require your attention Overview of your stock options Overview of recent/pending vesting activity Links to other areas of the Shareworks portal Total Portfolio Value – Represents the Current Value of all Vested & Unvested equity, Available – Current value of vested equity Unavailable – Current value of unvested equity

Shareworks Equity Portal – Viewing Your Employee Stock Purchase Plan (ESPP) History In addition to the overview of your stock option grant history, Shareworks also provides an overview of your purchase history through Achillion’s ESPP To access your ESPP information in Shareworks go to: Shareworks -> Portfolio View -> “Share Purchase and Holdings” On the Share Purchase and Holdings screen you will see: The Plan Name: Achillion ESPP The “Fund” Name: Achillion Pharmaceuticals – NASDAQ Select the Fund “Achillion Pharmaceuticals – NASDAQ” to view your ESPP purchase History

Shareworks Equity Portal – Viewing Your Employee Stock Purchase Plan (ESPP) History (continued) The Fund Details provide an overview of your historical ESPP plan purchases and any shares purchased from the ESPP plan period which ended on May 31, 2019. Shares listed with a Purchase Date BEFORE May 31st, 2019 are provided for reference purposes only. These shares are NOT held in your Shareworks account. The number of shares listed under “Shares Purchased” represents the initial number of shares issued at the end of the ESPP plan period. Achillion / Shareworks does NOT have visibility into activity (sales) related to these shares and the Current Value is listed as $ 0.00 As noted earlier; these shares were issued to your individual account Shares listed with a 31-May-2019 Purchase Date are held in your Shareworks account.

Disclosures This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended. For additional details related to the Achillion Pharmaceuticals, Inc. Amended and Restated 2015 Stock Incentive Plan and the 2006 Employee Stock Incentive Plan, please refer to the prospectuses you received from Achillion (the “Original Prospectuses”). The Original Prospectuses are incorporated by reference into this presentation as a prospectus supplement. In addition, this prospectus supplement provides a very brief discussion of tax consequences and it is not intended to be exhaustive and does not describe, among other things, state, local, foreign, gift and other tax consequences. The specific tax consequences to a stock option holder will depend upon the holder's individual circumstances. Therefore, it is suggested that a stock option holder consult his or her tax and/or financial advisor for tax advice before the exercise of a stock option and before disposing of any shares of stock acquired upon the exercise. To ensure compliance with U.S. Treasury Department regulations, we advise you that any U.S. federal income tax advice contained in this prospectus supplement was not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the U.S. Internal Revenue Code or applicable state or local tax law provisions or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.

Forward Looking Statements The information contained in this document is as of the date of the presentation. Achillion assumes no obligation to update forward-looking statements contained in this document as the result of new information or future events or developments. This document contains forward-looking information related to Alexion, Achillion and the proposed acquisition of Achillion by Alexion that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document include, among other things, statements about the anticipated timing of closing of the proposed acquisition, the anticipated contractual contingent value right payment, the ability to achieve certain milestones that trigger the contractual contingent value right payment and the potential benefits of the proposed acquisition. Risks and uncertainties include, among other things, risks related to the fact that the proposed acquisition may not be completed due to Achillion’s or Alexion’s failure to satisfy or waive the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to whether Achillion’s stockholders will approve the Merger and the possibility that the acquisition does not close; the possibility that competing offers may be made; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval);; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies, including government-mandated price decreases of Alexion’s products; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the potential benefits of factor D inhibition as a treatment for complement-mediated diseases, including danicopan (ACH-4471) for paroxysmal nocturnal hemoglobinuria and C3glomerulopathy (C3G); the potential benefits of, and indications for, Achillion’s compounds that inhibit factor D, including danicopan and ACH-5228; the status of enrollment in Achillion’s ongoing clinical trials; Achillion’s expectations regarding the advancement of, and timeline for reporting results from, clinical trials of its product candidates (including danicopan and ACH-5228); the possibility that clinical trials of product candidates could be delayed or terminated prior to completion for a number of reasons; the possibility that interim results from a clinical trial are not predictive of the final results of that trial and the possibility that results of early clinical trials or preclinical studies will not be indicative of the results of later clinical trials; Achillion’s expectations regarding the timing of regulatory interactions and filings; the uncertainty that the milestones for the contractual contingent value right payment may not be achieved in the prescribed timeframe or at all; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from Alexion’s and Achillion’s clinical studies; the possibility that Achillion fails to satisfactorily address matters raised by the regulatory agencies; whether and when drug applications may be filed in any jurisdictions for any potential indication for any of Alexion’s or Achillion’s pipeline assets; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any such products; and competitive developments. A further description of risks and uncertainties relating to Achillion can be found in Achillion’s Current Reports on Form 8-K and any other SEC filings that Achillion makes from time to time, all of which are filed with the SEC and available at www.sec.gov and http://www.achillion.com.

Note to Investors and Security Holders This document does not constitute a solicitation of any vote or approval. In connection with the proposed acquisition of Achillion by Alexion, Achillion intends to file with the SEC a definitive proxy statement, as well as other relevant documents concerning the proposed transaction. A preliminary proxy statement was filed with the SEC on November 5, 2019. INVESTORS AND SECURITY HOLDERS OF ACHILLION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Alexion will be available free of charge on Alexion’s internet website at http://www.alexion.com under the tab, “Investors” and under the heading “SEC Filings” or by contacting Alexion’s Investor Relations Department at investorrelations@alexion.com. Copies of the documents filed with the SEC by Achillion will be available free of charge on Achillion’s internet website at http://www.achillion.com under the tab “Investors and News” and under the heading “SEC Filings” or by contacting Achillion’s Investor Relations Department through http://ir.achillion.com/contact-us.

Certain Information Regarding Participants Alexion, Achillion and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Alexion is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 6, 2019, and its proxy statement for its May 14, 2019 annual meeting of stockholders, which was filed with the SEC on March 26, 2019. Information about the directors and executive officers of Achillion is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 7, 2019, and its proxy statement for its May 30, 2019 annual meeting of stockholders, which was filed with the SEC on April 15, 2019. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.